UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2009

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 10 Middle Street, Bridgeport, CT	06604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:	(203) 416-5290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This amendment of Form 8-K is filed to insert the phrase “of not less than $2 million” after the phrase “pre-tax” profit.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

1.  An Employment Agreement (the “Agreement”) between Michael L. Asmussen, a Director, President and Chief Executive Officer of the Registrant, was executed on March 27, 2009 and became effective on March 30, 2009 (the “Effective Date”).

2.  Under that Agreement which has an indefinite term, Mr. Asmussen’s annual base salary will be $285,000; in consideration of future service he was awarded as of the Effective Date 40,000 restricted shares vesting over three years, on each of February 10, 2010, 2011 and 2012, provided that he is employed by the Registrant on those dates; he will participate in an annual incentive program with a target participation percentage of 50% of base salary; he will be eligible for stock option awards from time to time in the discretion of the Board of Directors; he will be reimbursed for his reasonable expenses of relocation from Michigan to the vicinity of the Registrant’s headquarters in Bridgeport, Connecticut; he will be eligible for a change in control bonus equal to one year’s base salary in the event of a change in control of the Registrant approved in advance by the Board of Directors; if, in any one year during the term of the Agreement, the Company shall have a pre-tax profit of not less then $2 million, then the annual bonus pool for that one year will be enhanced by 30%; he will be eligible for such corporate benefit and welfare plans as are generally extended to employees; in the event of termination of his employment by the Registrant “at will,” he will be eligible for salary and benefit continuation for one year; the Registrant will negotiate with any potential control person to assume the one year obligation of payment of salary and benefit continuation on termination “at will” within one year after a change in control, and, if a control person does not assume that obligation, the Company will guarantee the payment of six months’ salary and benefit continuation following the termination; each of Mr. Asmussen and the Registrant agree to furnish the other three months’ notice in the event of termination of employment, such notice period being included in any period of salary and benefit continuation.  The Agreement also contains provisions regarding Mr. Asmussen preserving the confidentiality of the Registrant’s proprietary and confidential information, his obligation to assign inventions to the Registrant and a prohibition on his transfer of the Registrant’s confidential information to competitors.

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed by the undersigned hereunto duly authorized.

CLEAN DIESEL TECHNOLOGIES, INC.

April 9, 2009	By:	/s/ C. W. Grinnell
Charles W. Grinnell
Vice President & Secretary

3